UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2014 (May 2, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001- 10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-189090-01	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Transaction Agreement

On May 5, 2014, Caesars Entertainment Corporation (“Caesars Entertainment”) entered into that certain First Amendment (the “Amendment”) to the Transaction Agreement by and among Caesars Acquisition Company (“CAC”) and Caesars Growth Partners, LLC (“Growth Partners”), Caesars Entertainment Operating Company, Inc. (“CEOC”), Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC (“CIC”), 3535 LV Corp., Parball Corporation and JCC Holding Company II, LLC, pursuant to which the parties to such agreement amended the Transaction Agreement (the “Transaction Agreement,” as so amended by the Amendment, the “Amended Agreement”), dated as of March 1, 2014, entered into by and among the parties to the Amendment.

On May 5, 2014, pursuant to the terms of the Amended Agreement, Growth Partners (or one or more of its designated direct or indirect subsidiaries) acquired from CEOC (or one or more of its affiliates): (i) The Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon) (“The Cromwell”), The Quad Resort & Casino (“The Quad”) and Bally’s Las Vegas (each a “Nevada Property”, and collectively, the “Nevada Properties”), (ii) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreements between a Property Manager (as defined below) and the Property Licensees (as defined below) of each of the aforementioned Nevada Properties (the “Nevada Property Management Agreements”) and (iii) certain intellectual property that is specific to each of the Nevada Properties (together with the transactions described in (i) and (ii) above, the “First Closing”) for an aggregate purchase price of $1,340.0 million less assumed debt of the Nevada Properties, including the $185.0 million related to The Cromwell, and subject to various pre-closing and post-closing adjustments in accordance with the terms of the Amended Agreement. Pursuant to the terms of the Amended Agreement, Growth Partners (or one or more of its designated direct or indirect subsidiaries) also agreed to acquire from CEOC (or one or more of its affiliates): (x) Harrah’s New Orleans (the “Louisiana Property”), subject to obtaining the approval from the Louisiana Gaming Control Board to purchase such property, (y) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreement to be entered between a Property Manager and the Property Licensees of the Louisiana Property (the “Louisiana Property Management Agreement” and, together with the Nevada Property Management Agreements, the “Property Management Agreements”); and (z) certain intellectual property that is specific to the Louisiana Property (together with the transactions described in (x) and (y) above, the “Second Closing”) for an aggregate purchase price of $660.0 million, less outstanding debt to be assumed in the Second Closing, and also subject to various pre-closing and post-closing adjustments in accordance with the terms of the Amended Agreement.

The Second Closing is subject to certain closing conditions, including the receipt of gaming approval by the Louisiana Gaming Control Board and receipt by CAC and Growth Partners of financing on terms and conditions satisfactory to CAC and Growth Partners.

In connection with the First Closing, on May 5, 2014, each of 3535 LV NewCo, LLC (“3535 LV NewCo”), CIC and Parball NewCo, LLC (“Parball NewCo”) (each a “Property Licensee” and collectively, the “Property Licensees”) (each an indirect subsidiary of Growth Partners following the First Closing) entered into a Nevada Property Management Agreement with the applicable property management entities (each a “Property Manager” and collectively, the “Property Managers”). Each Property Manager is a subsidiary of CEOC. Pursuant to the Nevada Property Management Agreements, the ongoing management fees payable to each of the Property Managers consist of (i) a base management fee of 2% of net operating revenues with respect to each month of each year during the term of such agreement and (ii) an incentive management fee in an amount equal to 5% of EBITDA for each operating year. CEOC will guarantee the obligations of the Property Managers under each of the Nevada Property Management Agreements. Pursuant to the Nevada Property Management Agreements, among other things, the Property Managers will provide management services to the applicable Property and CLC will license enterprise-wide intellectual property used in the operation of the Properties.

The Louisiana Property Management Agreement will be entered into in connection with the Second Closing.

Term Facility

The purchase price of the First Closing was funded by Growth Partners with cash on hand and the proceeds of $700 million of term loans (the “First Closing Term Loan”). Caesars Growth Properties Holdings, LLC (the “Borrower”) closed on the First Closing Term Loan on May 5, 2014 pursuant to a First Lien Credit Agreement among Caesars Growth Properties Parent, LLC (“Parent”), the Borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Credit Agreement”). The Borrower is an indirect subsidiary of Growth Partners, which is a joint venture between CAC and Caesars Entertainment.

The First Closing Term Loan matures on May 5, 2015; provided that the Borrower has the option to extend, for a fee equal to 1.00% of the aggregate principal amount of the First Closing Term Loan outstanding on the initial maturity date, for one additional year. The First Closing Term Loan requires scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the First Closing Term Loan, with the balance due at maturity. In addition, the First Closing Term Loan is expected to be repaid in full upon the acquisition by the Borrower of the Harrah’s New Orleans Hotel and Casino, the contribution of the Planet Hollywood Resort and Casino and the release of certain indebtedness required to fund such acquisition from escrow.

The Credit Agreement allows the Borrower to request one or more incremental term loan and revolving credit facilities in an aggregate amount of up $150.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

Interest and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Borrower’s option, either (a) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 1.00% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the administrative agent under the Credit Agreement and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. Such applicable margin shall be (i) until June 5, 2014, 6.00% per annum for LIBOR Loans and 5.00% per annum for base rate loans, (ii) from June 6, 2014 to the initial maturity date, 7.00% per annum for LIBOR Loans and 6.00% per annum for base rate loans and (iii) from and after the initial maturity date, 8.00% per annum for LIBOR Loans and 7.00% per annum for base rate loans.

Mandatory and Voluntary Prepayments

The Credit Agreement requires the Borrower to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the senior secured leverage ratio is greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00 and to 0% if the Borrower’s senior secured leverage ratio is less than or equal to 3.00 to 1.00) of the Borrower’s annual excess cash flow to the extent such amount exceeds $5.0 million, as defined under the Credit Agreement;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the Borrower may (a) reinvest within 15 months or (b) contractually commit to reinvest those proceeds within 15 months and so reinvest such proceeds prior to the termination of such contract in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Credit Agreement.

Collateral and Guarantors

Borrowings under the Credit Agreement were borrowed by the Borrower and guaranteed by Parent and the material, domestic wholly owned subsidiaries of the Borrower (subject to exceptions), and are secured by substantially all of the existing and future property and assets of the Borrower and the guarantors (other than Parent, whose guarantee is unsecured), including a pledge of the capital stock of the wholly owned domestic subsidiaries held by the Borrower and the guarantors (other than Parent) and 65% of the capital stock of the first-tier foreign subsidiaries held by the Borrower and the subsidiary guarantors, in each case subject to exceptions. Each of Bally’s Las Vegas and The Quad are expected to be mortgaged under the Credit Agreement. The Cromwell will not be mortgaged but the Credit Agreement is secured by an indirect pledge of the equity interests of the subsidiary of the Borrower that holds The Cromwell.

Restrictive Covenants and Other Matters

Under the Credit Agreement, the Borrower may be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain restricted payments. In addition, the Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Borrower’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Borrower and its restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and, in the case of its restricted subsidiaries, pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents. The Credit Agreement also includes negative covenants with respect to Parent, which will limit Parent’s ability to undertake certain specified activities, as further detailed therein.

Additionally, as previously disclosed, in connection with the transactions contemplated by the Transaction Agreement, Parent, the direct parent of the Borrower, entered into a commitment letter (the “Commitment Letter”) with certain financial institutions (the “Committed Lenders”), pursuant to which, subject to the conditions set forth therein, the Committed Lenders committed to provide a portion of the funds necessary to consummate such transactions. On May 5, 2014, in connection with the funding of the First Closing Term Loan, Parent agreed to terminate the Committed Lenders’ bridge financing commitments under the Commitment Letter, with related fees to be paid following the release of the gross proceeds of the Notes (as defined below) from escrow to fund the transactions contemplated under the Amended Agreement. In addition, Parent agreed that the Committed Lenders’ senior facilities commitments under the Commitment Letter will be terminated upon execution of a credit agreement in respect of such senior facilities and the funding and deposit of the proceeds of term loans thereunder into escrow pending consummation of the Second Closing. The fees payable to the Commitment Lenders in respect of the senior facilities will be paid following the release of the gross proceeds of the term loans from escrow to fund the transactions contemplated under the Amended Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Caesars Entertainment’s Current Report on Form 8-K filed on March 3, 2014, specifically to the terms of the Transaction Agreement attached as Exhibit 2.1 thereto, and the Amendment attached hereto as Exhibit 2.1, each of which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 5, 2014, Caesars Entertainment completed the sale (the “Disposition”) of 68.1 shares of CEOC’s common stock, par value $0.01 per share (the “CEOC Shares”), to certain investors. Caesars Entertainment received an aggregate purchase price of $6,150,000 for the CEOC Shares. As of May 5, 2014, after giving effect to the Disposition, Caesars Entertainment owns 95.0% of the common stock of CEOC. The CEOC Shares were offered pursuant to an exemption from the registration requirements of the Securities Act of

1933, as amended (the “Securities Act”). The CEOC Shares are not initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Upon the completion of the Disposition, Caesars Entertainment’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released. For detail on CEOC’s debt that Caesars Entertainment previously guaranteed, see Note 9, “Debt,” to Caesars Entertainment’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 17, 2014, which is incorporated by reference herein.

Caesars Entertainment intends to use the net proceeds from the Disposition for general corporate purposes. CEOC did not incur any expenses in connection with, and will not receive any proceeds from, the Disposition.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference herein into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein into this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2014, CEOC amended its Certificate of Incorporation by filing an Amended and Restated Certificate of Amendment (the “Amended Charter”), with the Delaware Secretary of State. The Amended Charter increased the total number of shares of capital stock authorized for issuance and contains certain other provisions consistent with Caesars Entertainment’s certificate of incorporation. A copy of the Amended Charter is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Repayment of 2015 Maturities

On May 6, 2014, Caesars Entertainment issued a press release announcing that CEOC will launch cash tender offers for any and all of its 5.625% Senior Notes due 2015 (the “5.625% Notes”) and any and all of its 10.00% Second-Priority Senior Secured Notes due 2018 (the “10.00% Notes”), subject to financing and other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release also announced that in connection with the tender offers, on May 5, 2014, CEOC entered into note purchase agreements with a significant third-party holder and a subsidiary of Growth Partners (collectively, the “Selling Holders”) to purchase (the “Note Purchases”) from the Selling Holders approximately $746.4 million in aggregate principal amount (representing approximately 94.3%) of the 5.625% Notes for a purchase price of $1,048.75 per $1,000 principal amount, and approximately $108.7 million in aggregate principal amount (representing approximately 50.6%) of the 10.00% Notes for a purchase price of $1,022.50 per $1,000 principal amount. The closing of the Note Purchases is conditioned upon, among other things, CEOC receiving sufficient amount of net cash proceeds from the issuance of the Incremental Term Loans (as defined below) to refinance all of its existing indebtedness that matures in 2015. In addition, in respect of the purchase of notes held by a subsidiary of Growth Partners, Growth Partners has agreed to reinvest all of the proceeds received from such purchase in the Incremental Term Loans.

Bank Transactions

On May 6, 2014, CEOC announced that it is seeking to raise $1,750 million of new incremental term loans (the “Incremental Term Loan”) under its senior secured credit facilities, with an anticipated maturity of March 1, 2017. $1,450 million (subject to certain adjustments) of the Incremental Term Loans are anticipated to be incurred prior to the effectiveness of the Bank Amendment (referred to below), and certain institutions have indicated a willingness to backstop a portion of the Incremental Term Loans. If the Bank Amendment is successful, CEOC intends to incur an additional $300 million (subject to certain adjustments) of the Incremental Term Loans. CEOC intends to use the net cash proceeds from the Incremental Term Loans to refinance its existing indebtedness that matures in 2015 and existing term loans. Lenders providing the initial $1,450 million of the Incremental Term Loans will support the proposed Bank Amendment described below.

CEOC also announced its intent to seek amendments to its senior secured credit facilities to, among other things, (i) modify the financial maintenance covenant to increase the leverage ratio level and exclude incremental term loans incurred after March 31, 2014 (including the Incremental Term Loans) from the definition of “Senior Secured Leverage Ratio” for purposes of such covenant; (ii) permit CEOC to report at CEC or another parent entity’s level on a consolidated basis and remove requirements regarding qualifications with respect to any audits of the financial statements; (iii) modify CEC’s guarantee with respect to the senior secured credit facilities such that CEC’s guarantee will be limited to a guarantee of collection with respect to obligations owed to the lenders who consent to the Bank Amendment; and (iv) modify certain other provisions of the senior secured credit facilities ((i) through (iv) above, the “Bank Amendment”). CEOC intends to repay up to $400 million of outstanding term loans held by consenting lenders at par if the Bank Amendment is successful.

The proposed Bank Amendment is subject to required regulatory approvals and market and other conditions, including applicable lenders’ consent, and may not occur as described in this report or at all. Caesars Entertainment is disclosing the foregoing information under Item 8.01 of this Current Report on Form 8-K. The information under this Item 8.01 shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Caesars Entertainment is also disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.2 (the “Disclosure Material”), which information is incorporated by reference herein. The Disclosure Material, which has not been previously reported, was provided on May 6, 2014, to the investors in the Disposition.

On May 6, 2014, Caesars Entertainment issued a press release announcing the First Closing, the First Closing Term Loan, the Disposition, the Incremental Term Loan and the proposed Bank Amendment. A copy of the press release is furnished as Exhibit 99.3.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Caesars Entertainment’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events.

Existing Caesars Growth Properties Indenture

As previously disclosed, the Borrower and Caesars Growth Properties Finance, Inc. (together, the “Issuers”), issued $675 million aggregate principal amount of their 9.375% second-priority senior secured notes due 2022 (the “Notes”) pursuant to an indenture dated as of April 17, 2014, among the Issuers and U.S. Bank National Association, as trustee (the “Indenture”). The Issuers deposited the gross proceeds of the offering of the Notes, together with additional amounts necessary to redeem the Notes, if applicable, into a segregated escrow account until the date that certain escrow conditions are satisfied (the “Escrow Release Date”). The Indenture provides that, among other things, prior to the Escrow Release Date, the Issuers will not own, hold or otherwise have any interest in any assets other than the escrow account and cash or cash equivalents (the “Pre-Escrow Release Covenant”). In connection with the First Closing, the Issuers are currently not in compliance with the Pre-Escrow Release Covenant. The Issuers intend to be in compliance with the Indenture prior to such default becoming an event of default under the Indenture by either consummating the Second Closing and releasing the gross proceeds of the notes from escrow or, following receipt of gaming and other required governmental approvals, transferring the assets related to the First Closing to another entity. There can be no assurances, however, that the Issuers will be successful in consummating the Second Closing or transferring such assets, and curing such default.

Forward-Looking Statements

This Current Report on Form 8-K contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars Entertainment and CEOC have based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “present,” “preserve,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this filing. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this filing, are necessarily estimates reflecting the best judgment of Caesars Entertainment’s and CEOC’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	access to available and reasonable financing on a timely basis, including the new Incremental Term Loan (and related repayment of 2015 maturities) and Bank Amendment which may not be consummated on the terms contemplated or at all;

•	shares of CEOC may not be listed in the future and, if they are listed, a market for CEOC shares may never develop;

•	the assertion and outcome of litigation or other claims that may be brought against Caesars Entertainment by creditors of CEOC, some of whom have notified Caesars Entertainment of their objection to various transactions undertaken by Caesars Entertainment and its subsidiaries in 2013 and 2014;

•	CEOC may not be able to expand its board of directors to include two independent directors;

•	the impact of Caesars Entertainment’s substantial indebtedness and the restrictions in Caesars Entertainment’s debt agreements;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the ability to realize the expense reductions from cost savings programs, including the program to increase Caesars Entertainment’s working capital and excess cash by $500 million;

•	the Second Closing may not be consummated on the terms contemplated or at all;

•	the ability of Caesars Entertainment’s customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that Caesars Entertainment acquires into its operations;

•	the potential difficulties in employee retention and recruitment as a result of Caesars Entertainment’s substantial indebtedness, the ongoing downturn in the U.S. regional gaming industry, or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars Entertainment’s ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property;

•	the effects of environmental and structural building conditions relating to Caesars Entertainment’s properties;

•	access to insurance on reasonable terms for Caesars Entertainment’s assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars Entertainment’s and CEOC’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Caesars Entertainment and CEOC undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

2.1*	First Amendment to the Transaction Agreement, dated May 5, 2014, by and among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, Caesars Growth Partners, LLC

3.1*	Amended and Restated Certificate of Incorporation of Caesars Entertainment Operating Company, Inc.

99.1**	Text of press release related to the cash tender offers, dated May 6, 2014.

99.2**	Disclosure Material.

99.3**	Text of press release related to the First Closing, the First Closing Term Loan, the Disposition, the Incremental Term Loan and the proposed Bank Amendment, dated May 6, 2014.

*	This exhibit is being filed with this Current Report on Form 8-K.
**	This exhibit is being furnished with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: May 6, 2014	By:	/s/ Donald A. Colvin
	Name:	Donald A. Colvin
	Title:	Executive Vice President and Chief Financial Officer

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: May 6, 2014	By:	/s/ Donald A. Colvin
	Name:	Donald A. Colvin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	First Amendment to the Transaction Agreement, dated May 5, 2014, by and among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, Caesars Growth Partners, LLC

3.1*	Amended and Restated Certificate of Incorporation of Caesars Entertainment Operating Company, Inc.

99.1**	Text of press release related to the cash tender offers, dated May 6, 2014.

99.2**	Disclosure Material.

99.3**	Text of press release related to the First Closing, the First Closing Term Loan, the Disposition, the Incremental Term Loan and the proposed Bank Amendment, dated May 6, 2014.

*	This exhibit is being filed with this Current Report on Form 8-K.
**	This exhibit is being furnished with this Current Report on Form 8-K.